EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2025 and 2024, March 31, 2025 and 2024
and the Six-Months Ended June 30, 2024 and 2023

	Unaudited
	Commercial	Defense, Space
(In millions)	Aerospace	& Other	Total

Second Quarter 2025
Composite Materials	$249.9	$143.3	$393.2
Engineered Products	43.2	53.5	96.7
Total	$293.1	$196.8	$489.9
	60%	40%	100%
First Quarter 2025
Composite Materials	$241.8	$123.5	$365.3
Engineered Products	38.3	52.9	91.2
Total	$280.1	$176.4	$456.5
	61%	39%	100%

Second Quarter 2024
Composite Materials	$272.6	$136.0	$408.6
Engineered Products	48.1	43.7	91.8
Total	$320.7	$179.7	$500.4
	64%	36%	100%

First Quarter 2024
Composite Materials	$251.5	$128.0	$379.5
Engineered Products	47.8	45.0	92.8
Total	$299.3	$173.0	$472.3
	64%	36%	100%

Year to date June 30, 2025
Composite Materials	$491.7	$266.8	$758.5
Engineered Products	81.5	106.4	187.9
Total	$573.2	$373.2	$946.4
	61%	39%	100%

Year to date June 30, 2024
Composite Materials	$524.1	$264.0	$788.1
Engineered Products	95.9	88.7	184.6
Total	$620.0	$352.7	$972.7
	64%	36%	100%